Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated as of March 28, 2003, by and between Yak Communications (USA), Inc. (the “Purchaser”) and Odyssey Management Group, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to issue and the Purchaser desires to purchase an aggregate of 3,838,491 shares of the common stock of the Company (the “Shares”) in exchange for the Purchase Price (as herein defined), subject to the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing recitals are true and correct and further agree as follows:

1. Purchase and Sale. On the Closing (as defined herein), the Company shall sell, assign, transfer, convey and deliver the Shares to the Purchaser, free and clear of any and all liens, claims and encumbrances, and the Company shall evidence such transaction by delivering to the Purchaser certificates for the Shares along with stock power(s) duly endorsed in blank, in the name of the Purchaser, with all applicable documentary stamp and/or transfer taxes paid by the Company.

2. Purchase Price. The aggregate consideration for the conveyance of the Shares to the Purchaser shall be $500,000.00 (the “Purchase Price”). The Purchase Price shall be payable as follows: (a) $174,291.00, representing amounts previously advanced by the Company to the Purchaser, to be credited against the Purchase Price; and (b) at the Closing, the Purchaser shall execute and deliver to the Company a promissory note (substantially in the form of Exhibit “A” attached hereto) in the principal amount of $325,709.00.

3. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur upon the due execution and delivery of this Agreement.

4. Option; Transfer of Shares.

4.1 The Company shall arrange for the Purchaser to obtain an option(s) (collectively, the “Option”) to purchase up to 31% of the then-outstanding shares of common stock of the Company (the “Option Shares”) at a purchase price equal to the product of the “fair market value” of one share of the Company’s common stock times the amount of Option Shares, the total of which shall be payable in cash by the Seller to the Company upon delivery of such Option Shares. The Option shall be exercisable by the Seller (in whole or in part) on or before March 28, 2005, by notice in writing to the Company at the address set forth herein. As used in this Section, the term “fair market value” shall be an amount determined by an independent business valuation firm, taking into account, among other factors, marketability, going concern value and minority interests in the Company, and shall be based on the Company’s books of account regularly maintained in accordance with generally accepted accounting principles consistently applied. In the event of a dispute regarding the determination of the “fair market value,” the Company and the Purchaser shall each choose a certified public accountant, and those two certified public accountants shall in turn choose a third certified public accountant, and the determination of this panel of accountants shall be final, binding and non-appealable.

4.2 In the event that the Purchaser exercises any portion of the Option, the Company shall use its “best efforts” to arrange for the sale of shares from one or more shareholders of the Company to the Purchaser in order to satisfy the exercise of the Option. Without limiting the generality of the foregoing, Charles Zwebner, a shareholder of the Company, hereby agrees to make available all or a portion of his shares in the Company to the Purchaser in the event of an exercise(s) of the Option. If there are insufficient shares made available under the arrangements described in this subsection to satisfy the obligations of the Company arising from the exercise of the Option, then the Company shall issue to the Purchaser that amount of Option Shares necessary to satisfy any such deficiency. Such Option Shares, when issued, shall be fully paid and non-assessable.

5. Company’s Representations and Warranties. In order to induce Purchaser to enter into this Agreement and purchase the Shares, the Company represents and warrants to Purchaser that:

5.1 All action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the sale and delivery of the Shares has been taken or will take place at the Closing, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the Company’s execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated herein is in effect and no suit or investigation by any government agency to enjoin the transactions contemplated herein or seeking damages or other relief as a result thereof is pending or threatened.

5.2 The Company is the sole legal, record and beneficial owner of the Shares and has the right now and until the Closing to sell the Shares. The Shares are duly and validly issued and authorized, fully paid and non-assessable. Upon the conveyance of the Shares as contemplated hereby, the Purchaser will be vested with legal and valid title to the Shares, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind.

6. Purchaser’s Representations and Warranties. In order to induce the Company to enter into this Agreement and sell the Shares, Purchaser represents and warrants to the Company that: All corporate action on the part of the Purchaser necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder has been taken or will take place at the Closing, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the Purchaser’s execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated herein is in effect and no suit or investigation by any government agency to enjoin the transactions contemplated herein or seeking damages or other relief as a result thereof is pending or threatened.

7. Survival and Indemnification.

7.1 The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

7.2 From and after the Closing, each party shall indemnify, defend and hold harmless the other (the party seeking indemnification being referred to as the “Indemnified Party”) from, against and in respect of any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel (whether at the pre-trial, trial or appellate levels) which the Indemnified Party shall suffer, sustain or become subject to by virtue of or which arises our of, or results from the breach of any representation, warranty, covenant or agreement, set forth in this Agreement or contained in any instrument or certificate delivered pursuant hereto. To the extent incurred prior to a settlement or conclusion of any litigation arising hereunder, such reasonable costs and fees shall be paid by the Indemnifying Party as incurred by the Indemnified Party.

8. Expenses. Except as otherwise provided herein, each of the parties will bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

9. Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and will be deemed to have been duly given when personally delivered or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, as follows:

If to the Purchaser:	Yak Communications (USA), Inc.
55 Town Centre Court
Suite 610
Scarborough, Ontario M1P 4X4
Facsimile: (416) 279-1437
Attention: Charles Zwebner

If to the Company:	Odyssey Management Group, Inc.
To the address previously provided to the Purchaser

Attention: Jose Cadi

or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section) to the other.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the sale of the Shares to the Purchaser.

11. Benefits; Binding Effect; Assignment. This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

12. Waiver. No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

13. No Third Party Beneficiary. Unless otherwise expressed in this Agreement, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

14. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

15. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. Counterpart faxed signature pages of this Agreement shall be accepted and considered the same as original signature pages.

16. Disputes. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach thereof, shall be filed and heard only in the state and federal courts of Florida sitting in Miami-Dade County. In the event of such litigation, the prevailing party shall be entitled to an award of attorneys’ fees and costs (including pre-trial, trial or appellate level costs).

17. Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

18. Equitable Remedies. The Company acknowledges and agrees that Purchaser will not have an adequate remedy at law in the event of any breach by the Company of this Agreement and that, therefore, Purchaser shall be entitled, in addition to any other remedies which may be available to it, to injunctive and/or other equitable relief to prevent or remedy a breach.

19. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

20. Further Documentation. The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

21. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Florida.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

PURCHASER: YAK COMMUNICATIONS (USA), INC.

By:	/s/ CHARLES ZWEBNER
Charles Zwebner Chief Executive Officer

COMPANY: ODYSSEY MANAGEMENT GROUP, INC.

By:	/s/ JOSE CADI
Jose Cadi, Vice President

JOINDER AND ACCEPTANCE

The undersigned, intending to be legally bound, and understanding that Yak Communications (USA), Inc. and Odyssey Management Group, Inc. have entered into this Agreement, in part based on the undersigned’s entry into this Agreement to the extent (and only to the extent) set forth in this sentence, covenants that he shall be bound by the terms and conditions contained in subsection 4.2 of the Agreement.

The undersigned has executed this Joinder and Acceptance as of the 28th day of March, 2003.

By:	/s/ CHARLES ZWEBNER
Charles Zwebner

EXHIBIT “A”

FORM OF PROMISSORY NOTE

$325,709.00	March 28, 2003

FOR VALUE RECEIVED, the undersigned, YAK COMMUNICATIONS (USA), INC., a Florida corporation (the “Obligor”), promises to pay to the order of ODYSSEY MANAGEMENT GROUP, INC., a Nevada corporation (the “Payee”), the principal sum of Three Hundred Twenty-Five Thousand Seven Hundred Nine Dollars and 00/100 ($325,709.00). Payments of principal shall be payable monthly commencing on April 15, 2003, and continuing on the fifteenth (15th) day of each month thereafter until maturity. All amounts due hereunder shall be due and payable in full on December 31, 2003, and are payable in lawful money of the United States of America and in immediately available funds at the Payee’s address at                                                  , or at such other place as the Payee may specify in writing.

The Obligor agrees, in the event of default in payment of principal on the due date hereof, to pay all reasonable out of pocket costs and expenses incurred in collecting and enforcing payment hereunder, including costs and reasonable attorney’s fees incurred in any original or appellate proceedings.

Presentment, protest and demand, and notice of protest, demand and dishonor, and non-payment of this Note are hereby expressly waived.

This Note may be prepaid at any time without premium or penalty. This Note may be modified only by an instrument in writing signed by Obligor and the holder hereof.

This Note shall be governed by, and construed and interpreted in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the Obligor has executed this Note on the day and year first above written.

YAK COMMUNICATIONS (USA), INC.

By:	Charles Zwebner, President

Address:	55 Town Centre Court Suite 610 Scarborough, Ontario M1P 4X4 Facsimile: (416) 279-1437